UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2014

MEDIABISTRO INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2014, Mediabistro Inc. received a notice from the Nasdaq Stock Market indicating that it no longer complies with the requirements of the Nasdaq Marketplace Rule 5550(b)(1) for continued listing on the Nasdaq Capital Market. The rule requires companies to maintain a minimum of $2.5 million in stockholders’ equity. Our Form 10-K for the fiscal year ended December 31, 2013 reported stockholders’ equity of $198,000, and as of April 2, 2014, we do not meet the alternatives of market value of listed securities or net income from continuing operations.

Mediabistro has 45 days, or until May 18, 2014, to submit to the Nasdaq Stock Market a plan to regain compliance. If a plan is submitted and accepted, Mediabistro can be afforded up to 180 days, or until September 30, 2014, to regain compliance.

Mediabistro is currently evaluating various alternative courses of action.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIABISTRO INC.

Date: April 8, 2014

/s/ Alan M. Meckler

Alan M. Meckler

Chairman and Chief Executive Officer

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